Exhibit 99.2

FOR IMMEDIATE RELEASE:

WESTERN DIGITAL ANNOUNCES TENDER OFFER AND CONSENT SOLICITATION

FOR ALL OUTSTANDING 10.500% SENIOR UNSECURED NOTES DUE 2024

SAN JOSE, Calif. — Jan. 29, 2018 — Western Digital Corporation (NASDAQ: WDC) (“Western Digital” or the “company”) today announced that it is commencing a cash tender offer (the “Tender Offer”) with respect to any and all of its outstanding 10.500% senior unsecured notes due 2024 (the “Notes”).

The price offered in the Tender Offer for the Notes and other information relating to the Tender Offer and the Consent Solicitation (as defined below) are set forth in the table below.

CUSIP Nos.	Outstanding Principal Amount	Title of Security	Per $1,000 Principal Amount
			Tender Offer Consideration(1)	Early Tender Premium(2)	Total Consideration(1)(2)
958102 AK1 and U9547K AB9 (unregistered) & 958102 AL9 (registered)	$3,350,000,000	10.500% Senior Unsecured Notes due 2024	$1,137.25	$30	$1,167.25

(1) Excludes accrued and unpaid interest, which will be paid in addition to the Tender Offer Consideration or the Total Consideration, as applicable.

(2) No separate consent payment or fee is being paid to holders in the Consent Solicitation.

In conjunction with the Tender Offer, Western Digital is soliciting consents (“Consents”) from holders of the Notes to certain proposed amendments (the “Proposed Amendments”) to the indenture (the “Indenture”) governing the Notes (the “Consent Solicitation”). The Proposed Amendments would amend the Indenture to eliminate most of the covenants and certain default provisions applicable to the Notes. In addition, Western Digital intends to issue a conditional notice of redemption with respect to the Notes and prior to the redemption date, Western Digital may elect to satisfy and discharge its obligations under the Notes and the Indenture in accordance with the satisfaction and discharge provisions of the Indenture.

Western Digital Announces Tender Offer and Consent Solicitation For All Outstanding 10.500% Senior Unsecured Notes Due 2024

Delivery of Consents to the Proposed Amendments by holders of at least a majority of the aggregate principal amount of the outstanding Notes (excluding Notes owned by Western Digital or any of its affiliates) is required for the adoption of the Proposed Amendments.

Each holder who validly tenders and does not withdraw its Notes and validly delivers and does not revoke its corresponding Consents prior to 5:00 p.m., New York City time, on Feb. 9, 2018 (as may be extended or earlier terminated, the “Early Tender Time”) will receive, if such Notes are accepted for purchase pursuant to the Tender Offer and the Consent Solicitation, the total consideration of $1,167.25 per $1,000 principal amount of Notes tendered, which includes the tender offer consideration of $1,137.25 and an early tender premium of $30. Holders who validly tender and do not withdraw their Notes and validly deliver and do not revoke their corresponding Consents after the Early Tender Time but prior to the Expiration Time will receive only the tender offer consideration of $1,137.25 per $1,000 principal amount of Notes tendered and will not be entitled to receive an early tender premium if such Notes are accepted for purchase pursuant to the Tender Offer and the Consent Solicitation. In addition, accrued and unpaid interest up to, but not including, the applicable settlement date of the Notes will be paid in cash on all validly tendered and accepted Notes.

The company expects that it will accept for purchase and pay for Notes validly tendered and not validly withdrawn at or prior to the Early Tender Time on Feb. 13, 2018, and that it will accept for purchase and pay for Notes validly tendered (and not validly withdrawn) subsequent to the Early Tender Time but prior to the Expiration Time on Feb. 27, 2018.

The Tender Offer and the Consent Solicitation are scheduled to expire at 11:59 p.m., New York City time, on Feb. 26, 2018, (as the same may be extended, the “Expiration Time”). Tendered Notes may be withdrawn at any time prior to 5:00 p.m. New York City time, on Feb. 9, 2018 (unless such deadline is extended) but not thereafter, except to the extent that the company is required by law to provide additional withdrawal rights.

Subject to the terms and conditions described below, payment of the tender offer consideration and an early tender premium to holders who tendered Notes prior to the Early Tender Time may occur after the

Western Digital Announces Tender Offer and Consent Solicitation For All Outstanding 10.500% Senior Unsecured Notes Due 2024

Early Tender Time and prior to the Expiration Time (the “Initial Settlement Date”). Payment of the tender offer consideration to holders who tendered notes prior to the Expiration Time but after the Early Tender Time will occur promptly after the Expiration Time (the “Final Settlement Date”).

The consummation of the Tender Offer and the Consent Solicitation is conditioned upon, among other things, (i) our receipt of aggregate proceeds (before underwriting discounts and other offering expenses) from concurrent notes offerings, on or prior to the Initial Settlement Date or the Final Settlement Date, as the case may be on terms satisfactory to us, of at least $2.3 billion, and (ii) with respect to the Consent Solicitation, the execution, delivery and effectiveness of the supplement to the Indenture, which will implement the Proposed Amendments. If any of the conditions is not satisfied, Western Digital may terminate the Tender Offer and the Consent Solicitation and return tendered Notes. Western Digital has the right to waive any of the foregoing conditions with respect to the Notes in whole or in part. In addition, Western Digital has the right, in its sole discretion, to terminate the Tender Offer and the Consent Solicitation at any time, subject to applicable law.

This announcement shall not constitute an offer to purchase or a solicitation of an offer to sell any securities. The complete terms and conditions of the Tender Offer and the Consent Solicitation are set forth in an Offer to Purchase and Consent Solicitation Statement, dated Jan. 29, 2018, and the related Letter of Transmittal (the “Tender Offer Documents”) that are being sent to holders of the Notes. The Tender Offer and the Consent Solicitation are being made only through, and subject to the terms and conditions set forth in, the Tender Offer Documents and related materials.

Merrill Lynch, Pierce, Fenner & Smith Incorporated will act as Dealer Manager for the Tender Offer and as Solicitation Agent for the Consent Solicitation. Questions regarding the Tender Offer and the Consent Solicitation may be directed to Merrill Lynch, Pierce, Fenner & Smith Incorporated at (888) 292-0070 (toll-free) or at (980) 388-3636 (collect).

Global Bondholder Services Corporation will act as Depositary and Information Agent for the Tender Offer and Consent Solicitation. Requests for the Tender Offer Documents may be directed to Global Bondholder Services Corporation at (212) 430-3774 (for brokers and banks) or (866) 470-3700 (for all others).

Western Digital Announces Tender Offer and Consent Solicitation For All Outstanding 10.500% Senior Unsecured Notes Due 2024

None of Western Digital, its board of directors, the trustee for the Notes, the Information Agent, the Dealer Manager and the Solicitation Agent or any of their respective affiliates makes any recommendation as to whether holders should tender, or refrain from tendering, all or any portion of the principal amount of their Notes pursuant to the Tender Offer or deliver, or refrain from delivering, any consent to the Proposed Amendments pursuant to the Consent Solicitation.

About Western Digital

Western Digital creates environments for data to thrive. The company is driving the innovation needed to help customers capture, preserve, access and transform an ever-increasing diversity of data. Everywhere data lives, from advanced data centers to mobile sensors to personal devices, our industry-leading solutions deliver the possibilities of data. Western Digital data-centric solutions are marketed under the G-Technology™, HGST, SanDisk®, Tegile™, Upthere™ and WD® brands.

Forward-Looking Statements

This press release contains forward-looking statements, including statements concerning a proposed tender off for the notes . These forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, including: volatility in global economic conditions; uncertainties with respect to the company’s business ventures with Toshiba; business conditions and growth in the storage ecosystem; impact of competitive products and pricing; market acceptance and cost of commodity materials and specialized product components; actions by competitors; unexpected advances in competing technologies; the development and introduction of products based on new technologies and expansion into new data storage markets; risks associated with acquisitions, mergers and joint ventures; difficulties or delays in manufacturing; impacts of new tax legislation; and other risks and uncertainties listed in the company’s filings with the SEC, including the

Western Digital Announces Tender Offer and Consent Solicitation For All Outstanding 10.500% Senior Unsecured Notes Due 2024

company’s Form 10-Q filed with the SEC on Nov. 7, 2017, to which your attention is directed. You should not place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the company undertakes no obligation to update these forward-looking statements to reflect new events or events.

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Western Digital, the Western Digital logo, G-Technology, HGST, SanDisk, Tegile, Upthere and WD are registered trademarks or trademarks of Western Digital Corporation or its affiliates in the U.S. and/or other countries.

Company contacts:

Investor Contact:

Bob Blair

949.672.7834

robert.blair@wdc.com

Media Contact:

Jim Pascoe

408.717.6999

jim.pascoe@wdc.com